Exhibit 10.3

September 3, 2020

Michael I. Schaffer, Ph.D.

c/o Psychemedics Corporation

5832 Uplander Way

Culver City, CA 90230-6608

Dear Mike:

This letter sets forth an amendment to the letter agreement (the “Letter Agreement”) between you and Psychemedics Corporation (the “Company”) dated February 20, 2018. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Letter Agreement is hereby amended as follows:

1.	The first sentence of paragraph 1 of the Letter Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“If at any time after the effective date hereof and prior to February 20, 2023, your employment is terminated by the Company without Cause, or you voluntarily terminate your employment for Good Reason, in either case at the time of, or within twelve (12) months following, a Change of Control of the Company, then you will continue to be paid monthly an amount (“Termination Pay”) equal to the greater of: (a) your Average Monthly Total Compensation for the twelve full months preceding the date of such termination, or (b) your Average Monthly Total Compensation for the twelve full months preceding August 1, 2020, whichever is greater, for a period of twelve (12) months from the date of such termination.”

2.	Paragraph 14(e) of the Letter Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“(e). “Good Reason” shall mean: (i) payment of base salary following the Change of Control at a rate below $280,000 per annum, or at such higher base salary rate as may be in effect immediately prior to such Change of Control; or (ii) a material decrease in your duties or responsibilities.”

Mr. Michael I. Schaffer, Ph.D. September 3, 2020 Page 2

If this letter correctly sets forth our understanding and agreement concerning the proposed amendment, please indicate your acceptance by signing both copies of this letter and returning one copy. The Letter Agreement shall then be amended as set forth above but shall otherwise remain in full force and effect.

Very truly yours,

PSYCHEMEDICS CORPORATION

	By:	/s/ Raymond C. Kubacki
Raymond C. Kubacki, President and CEO

Agreed to: September 3, 2020

/s/ Michael I. Schaffer
Michael I. Schaffer